CERTIFICATE OF INCORPORATION
                                       OF
                         UAC SECURITIZATION CORPORATION

                                    Article I
                                      Name

         The  name  of  the  Corporation  is  UAC   Securitization   Corporation
("Corporation").

                                   Article II
                           Registered Office and Agent

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the county of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                                   Article III
                              Business and Purposes

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage exclusively in the following activities:

         a. To purchase and acquire from Union Acceptance Funding Corporation or Union Acceptance Corporation installment sale contracts and installment loans and security interests, secured by autos, light trucks and vans (the "Receivables"), and in connection with the purchase or acquisition of the Receivables, the Corporation may purchase and acquire from Union Acceptance Funding Corporation or Union Acceptance Corporation property or assets related to the Receivables, including the following (the "Related Property"):

                  (i)      Security   interests  or   collateral   securing  the
                           Receivables;

                  (ii)     Benefits of a letter of credit;

                  (iii) Any recourse rights of Union Acceptance Funding Corporation or Union Acceptance Corporation;

                  (iv) Any rights of Union Acceptance Funding Corporation or Union Acceptance Corporation to proceeds from claims or refunds of premiums on physical damage, lender's single interest, credit life, and disability and hospitalization insurance policies; and

                  (v)      Cash or other deposits.

         b. To own, administer, hold, service, or enter into agreements for servicing of, sell, assign, pledge, collect amounts due on, and otherwise deal with the Receivables and Related Property and any proceeds or rights associated with the Receivables and the Related Property;

         c.       To enter into any agreement  (including,  without  limitation, any agreement creating a trust) providing for the authorization, issuance, sale and delivery of notes, certificates or other securities, whether directly or through a trust, secured or supported by Receivables or Related Property;

         d.       To lend  money to any  trust or  trustee  for the  purpose  of funding cash collateral accounts or credit enhancement accounts to secure or support any such notes, certificates or other securities;

         e. To hold, sell, pledge, or distribute any class of notes, certificates or other securities issued by the Corporation either directly or through a trust;

         f. To lend or otherwise invest proceeds from Receivables and Related Property, funds received in respect of any notes, certificates or other securities, and any other income as determined by the board of Directors of the corporation and not inconsistent with this Article III, including investing in other Receivables and Related Property;

         g.       To borrow money to facilitate any activity  authorized herein;
                  and

         h. To engage in any activity and exercise any powers permitted under the General Corporation Law of the State of Delaware that are related to and necessary, suitable and advisable to accomplish the business or purposes described in clauses (a) through (g) above.

                                   Article IV
                              Independent Director

         The Corporation shall have at least one Independent Director. An "Independent Director" shall mean an individual who is not and has never been:

         a. a director, officer, or employee of (i) a shareholder of the Corporation, (ii) Union Acceptance Funding Corporation, (iii) Union Acceptance Corporation, or (iv) any Affiliate (other than another direct or indirect finance subsidiary of Union Acceptance Corporation), or

         b. a beneficial owner of more than 5% of the common stock of (i) a shareholder of the Corporation, (ii) Union Acceptance Funding Corporation, (iii) Union Acceptance Corporation, or
                  (iv) any Affiliate.

An "Affiliate" shall mean any Person other than the Corporation (x) that owns beneficially, directly or indirectly, 5% or more of the outstanding shares of the common stock of the Corporation, or (y) of which 5% or more of the outstanding shares of its common stock is owned beneficially, directly or indirectly, by any Person described in Clause (x) above, or (z) which otherwise controls or is controlled by a Person described in Clause (x) above. The term "Control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly and indirectly, whether through the ownership of voting securities, by contract or otherwise. The term "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

                                    Article V
                                   Limitations

         Notwithstanding any other provision of this Certificate of Incorporation (any amendments thereto), the By-laws of the Corporation, or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the Independent Director on and after the date on which the Independent Director required by Article IV has been appointed, and (ii) the affirmative vote of the holders of 100% of the issued and outstanding common stock of the Corporation, do any of the following:

         a.       Engage in any business or activity  other than as set forth in
                  Article III;

         b. Dissolve, liquidate, or lease or transfer all or substantially all of its assets to any entity;

         c. Be a party to any merger or consolidation with any other entity;

         d.       Institute   proceedings   to  be  adjudicated  a  bankrupt  or
                  insolvent,  or consent to the  institution  of  bankruptcy  or insolvency proceedings against it, or file a petition or consent to a petition seeking reorganization or relieve under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or except as required by law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; or

         e. Amend, alter, change, or repeal any of the following Articles of this Certificate of Incorporation: Article III, Article IV,
                  Article VI, Article XI, and this Article V.


                                   Article VI
                         Nonconsolidation of Corporation

         The Corporation shall conduct its affairs in accordance with the following provisions:

         a. The Corporation's funds and other assets shall not be commingled with those of any other entity or Person and collections on behalf of the Corporation by any agent of the Corporation shall be identified as belonging to the Corporation and segregated as promptly as practicable by such agent.

         b. The Corporation shall maintain bank accounts in its own name separate from any Affiliate.

         c. The Corporation shall maintain separate corporate records and books of account from those of any other entity or Person.

         d. The Corporation shall establish an office separate and apart from the offices of any of its shareholders or Affiliates, provided if such office is leased from an Affiliate, such lease shall be on terms no more or less favorable to the Corporation than would be obtained elsewhere and such office shall be conspicuously identified as the Corporation's office so it can be easily located by outsiders.

                                   Article VII
                                 Indemnification

         The Corporation shall indemnify any Person who is or was a director or officer of the Corporation, with respect to action taken or omitted by such Person in any capacity in which such person serves the Corporation to the full extent authorized or permitted by law, as now, or hereafter in effect, and such right to indemnification shall continue as to a Person who has ceased to be a director or officer, as the case may be, and shall inure to the benefit of such Person's heirs, executors and personal and legal representatives. These rights of indemnification shall not be exclusive of any other right that any Person may have or hereafter acquire under this Certificate of Incorporation, the By-laws, any statute, agreements, vote of shareholders or disinterested directors or otherwise. Any repeal or modification of these indemnifications provisions shall not adversely affect any rights to indemnification any Person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                  Article VIII
                                  Common Stock

         The total number of shares of stock which the Corporation has the authority to issue is 1,000 shares of Common Stock, without par value.

                                   Article IX
                                  Incorporator

         The name and mailing address of the sole incorporator are as follows:

                               John M. Stainbrook
                            45 N. Pennsylvania Street
                           Indianapolis, Indiana 46204

                                    Article X
                               Perpetual Existence

         The Corporation is to have perpetual existence.

                                   Article XI

         The Corporation reserves the right to amend, alter, or repeal the provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights of shareholders are subject to this reservation; provided, however, that this Article XI, and Article III, Article IV, Article V, and Article VI may be amended only in accordance with Article V of this Certificate of Incorporation.

         I, the undersigned, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, as amended, do make, file, and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 7th day of October, 1994.

                                               /s/ John M. Stainbrook
                                               ---------------------------------
                                               John M. Stainbrook, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         UAC SECURITIZATION CORPORATION

         UAC Securitization Corporation (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Act"), does hereby certify that:

         I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the Act and has been consented to in writing by the sole stockholder, in accordance with Section 228 of the Act.

         II. Section (a) of Article III of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                  a. To purchase and acquire from Union Acceptance Corporation or Union Acceptance Funding Corporation, UAFC Corporation, UAFC-1 Corporation, UAFC-2 Corporation or another wholly-owned, bankruptcy remote subsidiary of Union Acceptance Corporation (each, a "Receivables Subsidiary") installment sale contracts and installment loan and security interest contracts, secured by automobiles, light trucks or vans (the "Receivables") and, in connection with the purchase or acquisition of the Receivables, the Corporation may purchase and acquire from Union Acceptance Corporation or a Receivables Subsidiary property or assets related to the Receivables, including the following (the "Related Property"):

                  (i)      Security   interests  or   collateral   securing  the
                           Receivables;

                  (ii)     Benefits of any letter of credit;

                  (iii) Any recourse rights of Union Acceptance Corporation or a Receivables Subsidiary;

                  (iv) Any rights of Union Acceptance Corporation or a Receivables Subsidiary to proceeds from claims or refunds of premiums on physical damage, lender's single interest, credit life, disability and hospitalization insurance policies; and

                  (v)      Cash or other deposits;

         IN WITNESS WHEREOF, UAC Securitization Corporation has caused this Certificate to be executed by Leeanne W. Graziani, its authorized officer, on this 10th day of August, 2000.



                                                  /s/ Leeanne W. Graziani
                                                  ------------------------------
                                                  Leeanne W. Graziani, President